UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


         Date of Report (Date of earliest event reported): June 1, 2006



                       CABELTEL INTERNATIONAL CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

           Nevada                       000-08187                75-2399477
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       (State or other                 (Commission            (I.R.S. Employer
jurisdiction of incorporation)           File No.)           Identification No.)


    1755 Wittington Place, Suite 340
              Dallas, Texas                                        75234
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code         972-407-8400



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.02. Termination of a Material Definitive Agreement

         (a) On June 27, 2006, CabelTel International Corporation (the "Company" or "GBR" or the "Registrant") executed a Rescission Agreement dated June 1, 2006 with four individuals, Ronald C. Finley (Chairman of the Board and Chief Executive Officer of the Company), Jeffrey A. Finley, Bradford A. Phillips and Gene E. Phillips, joined by Envicon Development Corp., a Nevada corporation ("Envicon"), Syntek West, Inc., a Nevada corporation ("SWI"), CIC Investment LLC, a Nevada limited liability company ("CICLLC"), and PS II Management LLC, a Texas limited liability company ("PSIIMLLC"). Pursuant to such Rescission Agreement, a transaction originally occurring October 12, 2004, pursuant to an Acquisition Agreement dated October 12, 2004 among the parties was rescinded in its entirety ab initio, and each party returned as appropriate to the originating party the respective securities held prior to October 12, 2004. As a part of the Rescission Agreement, GBR returned to the four individuals the stock of two privately-held corporations, Finley Equities, Inc., a Texas corporation ("FEINC"), and American Realty Management, Inc., a Nevada corporation ("ARM"), and the individuals along with CICLLC and PSIIMLLC, transferred back to GBR 31,500 shares of GBR's Series J 2% Cumulative Preferred Stock, liquidation value $1,000 per share. The effect of such Rescission Agreement was for GBR to divest itself of any indirect ownership of a Netherlands company, Tacaruna BV, which in turn directly and indirectly owned 74.8% of CableTEL AD (formerly, Cable Bulgaria AD), which does business as "CableTEL."

         In addition, pursuant to the Rescission Agreement:

         (a) GBR is to cancel the 31,500 shares of Series J 2% Cumulative Preferred Stock received.

         (b) EDC Global CN Corp., a Nevada corporation owned by Envicon, and ARM assumed from GBR all indebtedness incurred by GBR since October 1, 2004 in connection with or related to advances by GBR to CableTEL AD or Tacaruna BV to fund the operation of CableTEL AD.

         (c) Ronald C. Finley resigned as a director effective June 1, 2006 of GBR and as Chairman of the Board and Chief Executive Officer of GBR, as well as any of its subsidiaries.

         (d) GBR covenanted that subject to its compliance with all applicable American Stock Exchange, Inc. rules and federal securities laws, it would in the future change its name to a name that does not include the word "cable" or "cabel."

         (e) SWI on behalf of the individuals caused a payment to be made to GBR of a "break-up fee" in the aggregate amount of $1,500,000.

         (f) Envicon assumed control and responsibility of any and all litigation involving GBR or in which GBR is named as a party involving GBR's relationship with the parties to the Rescission Agreement and/or CableTEL AD.



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

         The original Acquisition Agreement, as amended, had provided that in the event the stockholders of GBR did not approve by the requisite number of votes either the transaction covered by the original Acquisition Agreement or a contemplated mandatory exchange of shares of Common Stock for the shares of Series J 2% Cumulative Preferred Stock described in the Acquisition Agreement, that the holders of the Series J 2% Cumulative Preferred Stock would have the option, at any time after June 30, 2006 until June 30, 2007 (i.e., a put option) to either (i) rescind in full and revoke the transactions covered by the Acquisition Agreement by returning all 31,500 shares of Series J 2% Cumulative Preferred Stock to GBR in exchange for the equity securities of any entity owning Tacaruna BV or CableTEL AD, or (ii) deliver to GBR all 31,500 shares of Series J 2% Cumulative Preferred Stock and receive in exchange therefor all of the ordinary shares or other securities of Tacaruna BV outstanding and owned by GBR such that the holders would become the owners and holders of all of the issued and outstanding securities of Tacaruna BV which in turn continued to own directly and indirectly 74.8% of CableTEL AD. The effect of the transactions under the Rescission Agreement is to void or render incapable of satisfaction the potential rescission contemplated by the Acquisition Agreement as the parties have entered into an alternate arrangement under which GBR receives back all of the Series J 2% Cumulative Preferred Stock for cancellation, receives a payment to cover certain costs and expenses incurred, as well as additional sums, and is relieved of any indebtedness burden to fund the operations of CableTEL AD. The original transaction, if it had ultimately been consummated through the mandatory exchange of shares of Common Stock for Series J 2% Cumulative Preferred Stock would have resulted in the existing holders of Common Stock of GBR holding the equivalent of 10% plus interest in GBR which would continue to be subject to significant funding requirements to support CableTEL AD.

Item 2.01. Completion of Acquisition or Disposition of Assets

         (a)-(e). See Item 1.02 "Termination of a Material Definitive Agreement" for a brief description of the assets involved in the Rescission Agreement executed June 27, 2006, dated June 1, 2006 which is the effective date of completion of the transaction, as well as the identity of the persons involved and the nature and amount of consideration given or received.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         (a) and (b).  On June  27,  2006,  in  connection  with the  Rescission
Agreement described under Item 1.02 "Termination of a Material Definitive Agreement," Ronald C. Finley tendered his resignation as a director of the Company and as Chairman of the Board and Chief Executive Officer of the Company. At the time of such resignation, no disagreement existed between the Registrant and Ronald C. Finley on any matter relating to the Registrant's operations, policies or practices. Mr. Finley is also Chairman of the Board and Chief Executive Officer of CableTEL AD, an entity which was indirectly divested by GBR pursuant to the Rescission Agreement. Mr. Finley's resignation as a director, Chairman of the Board and Chief Executive Officer does not affect any other officers or directors of the Registrant, and the Registrant has not yet appointed any replacement.



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

Item 9.01. Financial Statements and Exhibits

         (c)      Exhibits.

         The following exhibits are filed with this Report:


  Exhibit
Designation                        Description of Exhibit

   10.2* Rescission Agreement dated June 1, 2006, among CabelTel International Corporation, Ronald C. Finley, Jeffrey A. Finley, Bradford A. Phillips, Gene E. Phillips, joined by Envicon Development Corp., Syntek West, Inc., CIC Investment LLC and PS II Management LLC

   99.2*          Press Release dated June 27, 2006.
---------------------
*Furnished herewith.















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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

         Dated: June 28, 2006           CABELTEL INTERNATIONAL CORPORATION
                                        (formerly Greenbriar Corporation)


                                        By: /s/ Gene S. Bertcher
                                           -------------------------------------
                                           Gene S. Bertcher,
                                           President and Chief Financial Officer




















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